Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 23, 2004, in the Registration Statement (Form S-1 No. 333-120094) and related Prospectus of Grubb & Ellis Company for the registration of 7,471,257 shares of its common stock.

Chicago, Illinois
November 15, 2004